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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 11, 2000



                           MOLECULAR BIOSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                  1-10546                  36-3078632
 (STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)  (I.R.S. IDENTIFICATION NO.)



              10030 BARNES CANYON ROAD, SAN DIEGO, CALIFORNIA 92121
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (858) 625-3900

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ITEM 5.         Other Events

AGREEMENT TO MERGE WITH ALLIANCE PHARMACEUTICAL CORP.

         On October 11, 2000, Molecular Biosystems, Inc. (the "Company"), Alliance Pharmaceutical Corp. ("Alliance") and Alliance Merger Subsidiary, Inc. ("Merger Sub"), a wholly-owned subsidiary of Alliance, entered into an agreement and plan of merger pursuant to which Merger Sub will be merged into the Company and the Company will become a wholly-owned subsidiary of Alliance.

         Under the merger agreement, stockholders of the Company will receive 770,000 shares of Alliance common stock in exchange for their shares of the Company's common stock (subject to a downwards adjustment in certain circumstances). Closing of the merger is subject to the approval of the merger by the Company's stockholders and to the satisfaction of other conditions precedent described in the merger agreement.

         A copy of the agreement and plan of merger is filed with this Report as
Exhibit 10.1. A copy of the press release that the Company issued on October 12, 2000 is filed with this Report as Exhibit 10.2.

ITEM 7.         Financial Statements and Exhibits

     (c)        Exhibits

     10.1       Agreement and Plan of Merger dated October 11, 2000.

     99.1       Press release dated October 12, 2000




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MOLECULAR BIOSYSTEMS, INC.


/s/ BOBBA VENKATADRI
-------------------------------
BOBBA VENKATADRI
President and Chief Executive Officer
(Principal Financial and Accounting Officer)


October 26, 2000


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                                  EXHIBIT INDEX



    Exhibit        Description


    10.1            Agreement and Plan of Merger dated October 11, 2000.

    99.1            Press release dated October 12, 2000.